Exhibit 32.2

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Charles Silberstein, Chief Financial Officer of Applied Therapeutics, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, to which this Certification is attached as Exhibit 32.2 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2021

By:	/s/ Charles Silberstein
Name:	Charles Silberstein
Title:	Chief Financial Officer (Principal Financial Officer)